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                                                                    Exhibit 11






                         Independent Auditors' Consent



The Board of Trustees of
   the Meyers Pride Value Fund:


We consent to the use of our report dated July 24, 1998 incorporated by reference herein and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information.


/s/ KPMG Peat Marwick LLP

Columbus, Ohio
September 18, 1998